Exhibit 21
COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
SUBSIDIARIES OF THE REGISTRANT
DECEMBER 31, 2009
At December 31, 2009, the Registrant had the following subsidiaries:

Subsidiary	State of Incorporation

250 Williams Street LLC	Georgia
250 Williams Street Manager, Inc.	Georgia
3280 Peachtree I, LLC	Georgia
3280 Peachtree III LLC	Georgia
3280 Peachtree IV LLC	Georgia
3280 Peachtree V LLC	Georgia
3280 Peachtree VI LLC	Georgia
615 Peachtree LLC	Georgia
Avenue Ridgewalk LLC	Georgia
Avenue Webb Gin, LLC	Georgia
Blalock Lakes, LLC	Georgia
CCD Juniper LLC	Georgia
CCD 10 Terminus Place LLC	Georgia
Cedar Grove Lakes, LLC	Georgia
C-H Associates, Ltd.	Georgia
Cousins 191 Investor LLC	Georgia
Cousins Aircraft Associates, LLC	Georgia
Cousins Austin GP, Inc.	Georgia
Cousins Austin, Inc.	Georgia
Cousins Condominium Development, LLC	Georgia
Cousins Development, Inc.	Georgia
Cousins, Inc.	Alabama
Cousins Jefferson Mill, LLC	Georgia
Cousins Johnson City LLC	Georgia
Cousins King Mill, LLC	Georgia
Cousins La Frontera LLC	Texas
Cousins MarketCenters, Inc.	Georgia
Cousins Murfreesboro LLC	Georgia
Cousins Properties Palisades LLC	Texas
Cousins Properties Services LLC	Texas
Cousins Properties Texas LP	Texas

Subsidiary	State of Incorporation

Cousins Real Estate Corporation	Georgia
Cousins Real Estate Development Inc.	Georgia
Cousins Research Park V LLC	Georgia
Cousins San Jose MarketCenter, LLC	Georgia
Cousins Texas GP Inc.	Georgia
Cousins Texas LLC	Georgia
Cousins Properties Waterview LLC	Texas
CP — Forsyth Investments LLC	Georgia
CP — Tiffany Springs Investments LLC	Georgia
CP Lakeside 20 GP, LLC	Georgia
CP Lakeside Land GP, LLC	Georgia
CP Sandy Springs LLC	Georgia
CP Texas Industrial LLC	Georgia
CPI 191 LLC	Georgia
CREC LaFrontera LLC	Texas
CREC Property Holdings LLC	Delaware
IPC Investments II LLC	Georgia
IPC Investments LLC	Georgia
New Land Realty, LLC d/b/a Blalock Lakes Realty	Georgia
One Ninety One Peachtree Associates LLC	Georgia
Pine Mountain Ventures, LLC	Georgia
Ridgewalk Funding LLC	Georgia
SONO Renaissance, LLC	Georgia

At December 31, 2009, the financial statements of the following entities were consolidated with those of the Registrant in the Consolidated Financial Statements incorporated herein:

50 Biscayne Venture, LLC*	Delaware
905 Juniper Venture, LLC (72% owned by Registrant)	Georgia
Avenue Forsyth LLC (88.5% owned by Registrant)	Georgia
C/W Jefferson Mill I, LLC (75% owned by Registrant)	Georgia
C/W King Mill I, LLC (75% owned by Registrant)	Georgia
Carriage Avenue, LLC*	Delaware
Cousins Tiffany Springs MarketCenter LLC (88.5% owned by Registrant)	Georgia
Cousins/Callaway, LLC (50% owned by Registrant)*	Georgia
Callaway Gardens Realty, LLC (100% owned by Cousins/Callaway, LLC)	Georgia
Cousins/Daniel, LLC*	Georgia
Cousins/Gude CCHR LLC (60% owned by Registrant)	Georgia
Cousins/Myers II, LLC*	Delaware
Cousins/Myers Second Street Partners, L.L.C.*	Delaware
CP Venture Six LLC (88.5% owned by Registrant)	Delaware
CP Venture Three LLC (88.5% owned by Registrant)	Delaware
CS Lakeside 20 Limited, LLLP (70% owned by Registrant)	Texas
CS Lakeside Land Limited, LLLP (70% owned by Registrant)	Texas
CS Lancaster LLC (70% owned by Registrant)	Georgia
Glenmore Garden Villas, LLC (50% owned by Registrant)	Delaware
Handy Road Associates, LLC (50% owned by Registrant)	Georgia
Jefferson Mill Project I, LLC (75% owned by Registrant)	Georgia
King Mill Project I LLC (75% owned by Registrant)	Georgia

*	Minority member may receive a portion of cash flow and capital proceeds.